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                                   EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY


                                                         Percentage
                                Jurisdiction of         Ownership of
       Subsidiary               Incorporation           Capital Stock
-----------------------------------------------------------------------------
Worthy, Incorporated               Delaware                 100%

The C.R. Gibson Company            Delaware                 100%

New Life Treatment Centers, Inc.   Delaware                  70%

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